Exhibit 99.1

Contacts:
Elise Caffrey	Nancy Smith
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3323
ecaffrey@irobot.com	nsmith@irobot.com
iRobot Reports First-Quarter 2009 Results
Company’s Strong Results Exceed Revenue and Earnings Expectations
BEDFORD, Mass., April 22, 2009 — iRobot Corp. (NASDAQ: IRBT) today announced its financial results for the fiscal quarter ended March 28, 2009. Revenue for the first quarter of 2009 decreased 0.6 percent to $56.9 million, compared with $57.3 million for the same quarter one year ago.
Gross margin for the first quarter increased to 28.5 percent of revenue ($16.2 million), compared with 26.8 percent of revenue ($15.4 million) in the first quarter of 2008. Net loss in the first quarter of 2009 improved to $1.8 million compared with $4.0 million in the first quarter of 2008. Loss per share for the first quarter of 2009 improved to $0.07 compared with $0.16 for the same period a year ago. Adjusted EBITDA loss was $0.3 million for the first quarter of 2009 compared with Adjusted EBITDA loss of $4.4 million in the first quarter of 2008.
“I am pleased to report first-quarter results significantly ahead of expectations on both top and bottom lines in a very challenging environment,” said Colin Angle, chairman and chief executive officer of iRobot. “We continue to see strong demand for our home robot products overseas, and news of the reshaping of Defense Department spending to include our technology appears at present to be positive for iRobot. Our continued focus on managing working capital further strengthened our balance sheet and increased our cash position at the end of the first quarter to more than $54 million.
“Given our strong performance in the first quarter, we are reaffirming our full-year financial guidance despite the uncertain environment,” Angle concluded.
Business Highlights
•	International home robot revenue in the first quarter of 2009 increased 69 percent from the first quarter of 2008 and comprised more than half of total home robot revenue in the quarter. Overall home robot revenue grew 9 percent for the quarter.
•	Government & Industrial revenue was generated from continued demand of the iRobot PackBot 510 with FasTac Kit.
•	Operating cash flow of $14.3 million, compared to $0.2 million in 2008, was driven by tight control of inventory and accounts receivable.
•	Jeff Beck, a seasoned high-technology executive with more than 20 years of experience, was hired to fill the key position of president and general manager in the Home Robots division.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax: 781-430-3100, www.irobot.com

Financial Expectations
Management provides the following expectations with respect to the fiscal year ending January 2, 2010 and the second quarter ending June 27, 2009.

Fiscal Year 2009:
Revenue	$290-$310 million
Adjusted EBITDA	$14-$17 million
Earnings Per Share	$0.00 – $0.04

Q2 2009:
Revenue	$57-$62 million
Adjusted EBITDA Loss	($1) – ($4) million
Loss Per Share	($0.10) – ($0.14)
First-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the fiscal quarter ended March 28, 2009, business outlook, and outlook for future financial performance. Pertinent details include:
Date: Thurs., April 23, 2009
Time: 8:30 a.m. ET
Call-In Number: 719-325-4809
A live, audio broadcast of the conference call also will be available at http://investors.irobot.com/events.cfm. An archived version of the broadcast will be available on the same Web site shortly after the conclusion of the live event. A replay of the telephone conference call will be available and can be accessed by dialing 719-457-0820, access code 5918741.
About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people with smarter ways to clean, and its government and industrial robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot AWARE™ robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding anticipated revenue, Adjusted EBITDA and earnings per share for fiscal year 2009 and for the second quarter ending June 27, 2009, and demand for and market acceptance of its products. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax: 781-430-3100, www.irobot.com to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, our dependence on the U.S. federal government and government contracts, market acceptance of our products, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
This release includes Adjusted EBITDA, a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and non-cash stock compensation. A reconciliation between net loss and Adjusted EBITDA loss is provided in the financial tables at the end of this press release.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax: 781-430-3100, www.irobot.com

iRobot Corporation
Consolidated Statement of Operations
(in thousands, except per share amounts)

	For the three months ended
	March 28,	March 29,
	2009	2008
	(unaudited)

Revenue
Product revenue	$49,691	$50,575
Contract revenue	7,245	6,727

Total	56,936	57,302

Cost of Revenue
Product revenue	33,439	36,195
Contract revenue	7,291	5,747

Total	40,730	41,942

Gross Margin	16,206	15,360
Operating Expense
Research & development	3,578	3,973
Selling & marketing	8,966	11,458
General & administrative	7,130	6,778

Total	19,674	22,209

Operating loss	(3,468)	(6,849)
Other income (expense), net	(299)	495

Pre-tax loss	(3,767)	(6,354)
Income tax benefit	(1,980)	(2,349)

Net loss	$(1,787)	$(4,005)

Net loss per common share:
Basic	$(0.07)	$(0.16)
Diluted	$(0.07)	$(0.16)

Shares used in Per Common Share Calculations:
Basic	24,902	24,506
Diluted	24,902	24,506

Stock-based compensation included in above figures:
Cost of product revenue	$213	$154
Cost of contract revenue	163	59
Research & development	(3)	(33)
Selling & marketing	317	161
General & administrative	912	597

Total	$1,602	$938

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax: 781-430-3100, www.irobot.com

iRobot Corporation
Condensed Consolidated Balance Sheet
(in thousands)

	March 28,	December 27,
	2009	2008
	(unaudited)	(audited)

Assets

Cash and equivalents	$54,737	$40,852
Accounts receivable, net	23,192	35,930
Unbilled revenues	3,133	2,014
Inventory, net	30,742	34,560
Deferred tax assets	7,256	7,299
Other current assets	4,502	3,340

Total current assets	123,562	123,995
Property, plant and equipment, net	21,899	22,929
Deferred tax assets	4,508	4,508
Other assets	12,123	12,246

Total assets	$162,092	$163,678

Liabilities and stockholders’ equity

Accounts payable	$19,127	$19,544
Accrued expenses	10,731	10,989
Accrued compensation	5,371	6,393
Deferred revenue and customer advances	2,718	2,632

Total current liabilities	37,947	39,558

Long term liabilities	4,337	4,444

Stockholders’ equity	119,808	119,676

Total liabilities and stockholders’ equity	$162,092	$163,678

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax: 781-430-3100, www.irobot.com

iRobot Corporation
Consolidated Statement of Cash Flows
(unaudited, in thousands)

	For the three months ended
	March 28,	March 29,
	2009	2008

Cash flows from operating activities:
Net loss	$(1,787)	$(4,005)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,914	1,566
Loss on disposal of fixed assets	15	45
Stock-based compensation	1,602	938
Non-cash director deferred compensation	33	24
Changes in working capital — (use) source
Accounts receivable	12,738	25,758
Unbilled revenue	(1,119)	(365)
Inventory	3,818	(994)
Other assets	(1,162)	(4,069)
Accounts payable	(417)	(16,731)
Accrued expenses	(258)	(2,061)
Accrued compensation	(1,022)	521
Deferred revenue	86	(448)
Change in long term liabilities	(107)	—

Net cash provided by operating activities	14,334	179

Cash flows from investing activities:
Purchase of property and equipment	(776)	(3,937)
Purchases of investments	—	(29,997)
Sales of investments	—	29,050

Net cash used in investing activities	(776)	(4,884)

Cash flows from financing activities:
Proceeds from stock option exercises	327	570
Tax benefit of excess stock based compensation deductions	—	261

Net cash provided by financing activities	327	831

Net increase (decrease) in cash and cash equivalents	13,885	(3,874)
Cash and cash equivalents, at beginning of period	40,852	26,735

Cash and cash equivalents, at end of period	$54,737	$22,861

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax: 781-430-3100, www.irobot.com

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	March 28,	March 29,
	2009	2008

Revenue by business unit (in thousands):
Home Robots
Product	$32,823	$30,093
Contract	—	55
Government & Industrial
Product	16,868	20,482
Contract	7,245	6,672

	$56,936	$57,302

Direct Revenue — Home Robots (in thousands)	$5,652	$7,861
Product Lifecycle Revenue — Government & Industrial (in thousands)	$4,389	$3,203

International Revenue (in thousands):
Home Robots	$17,538	$10,405
Government & Industrial	$2,815	$812

Average selling prices for robot units:
Home Robots	$161	$158
Government & Industrial (in thousands)	$83	$111

Gross Margin by business unit (in thousands):
Home Robots	$10,152	$8,069
Government & Industrial	6,054	7,291

	$16,206	$15,360

Units shipped by business unit:
Home Robots (in thousands)	183	169
Government & Industrial	150	156

Government & Industrial Funded Backlog (in thousands)	$12,384	$13,358
Days sales outstanding	42	39
Inventory turnover	4.4	3.1
Net cash provided by operating activities (in thousands)	$14,334	$179
Headcount	481	452
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax: 781-430-3100, www.irobot.com

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended
	March 28,	March 29,
	2009	2008

Net loss	$(1,787)	$(4,005)

Interest income, net	(21)	(569)
Income tax benefit	(1,980)	(2,349)
Depreciation	1,793	1,566
Amortization	123	—

EBITDA	(1,872)	(5,357)

Stock-based compensation expense	1,602	938

Adjusted EBITDA	$(270)	$(4,419)

Use of Non-GAAP Financial Measures
In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.
The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax: 781-430-3100, www.irobot.com